Exhibit 5.2

February 27, 2015

LifePoint Hospitals, Inc.

330 Seven Springs Way

Brentwood, Tennessee 37027

Ladies and Gentlemen:

We have acted as special Alabama counsel to Community Hospital of Andalusia, Inc., an Alabama corporation (the “Alabama Guarantor”), in connection with the Alabama Guarantor’s proposed guarantees of debt securities to be issued by LifePoint Hospitals, Inc. (the “Company”), pursuant to (i) a form of senior notes indenture (the “Senior Notes Indenture”), between the Company and the trustee party thereto or (ii) a form of subordinated notes indenture (the “Subordinated Notes Indenture” and, together with the Senior Notes Indenture, the “Indentures” and, each an “Indenture”), between the Company and the trustee party thereto, which were filed with the Securities and Exchange Commission (the “Commission”) as exhibits to the Company’s registration statement on Form S-3 (the “Registration Statement”) on February 27, 2015.

In rendering the opinions set forth herein, we have examined and relied on originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement, the Indentures, and such corporate records, agreements, organizational documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Alabama Guarantor, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In rendering the opinions set forth below, we have, with your consent, relied only upon examination of the documents described above and have made no independent verification or investigation of the factual matters set forth herein.  We did not participate in the negotiation or preparation of the Indentures and have not advised the Company or the Alabama Guarantor with respect to such documents or transactions contemplated thereby.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to all questions of fact material to this opinion letter that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and the Alabama Guarantor and have assumed that such matters remain true and correct through the date hereof.

Based on the foregoing, and subject to the limitations stated herein, we are of the opinion that:

1.                                      Based solely on the certificate issued by the Secretary of State of the State of Alabama, the Alabama Guarantor is validly existing under the laws of the State of Alabama.

2.                                      The Alabama Guarantor has the requisite corporate power and authority to execute, deliver and perform all of its obligations under the Indentures and to guarantee the obligations under the Indentures.

3.                                      The Indentures, upon being duly authorized by all necessary corporate action, executed by an authorized signatory and delivered, will be validly authorized, executed and delivered for corporate law purposes by the Alabama Guarantor.

Our opinions in paragraphs 2 and 3 are limited to our review of the Alabama Business Corporation Law as in effect on the date hereof. We express no opinion as to the laws of any other jurisdiction. We express no opinion as to: (a) the enforceability of the Indentures in accordance with their terms except to opine as to the authority of the Alabama Guarantor to enter into such documents, as specifically provided herein; or (b) the application of federal or state securities law to the transactions contemplated in the Indentures and the Registration Statement.

We hereby consent to reliance on this opinion letter and the opinions provided herein by the law firm White & Case LLP in and in connection with the legal opinion provided by that law firm that is included as an exhibit to the Registration Statement.  Additionally, we hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement.  This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Waller Lansden Dortch & Davis, LLP